Embargo until 08.00 GMT, 14 November 2003



TDL INFOMEDIA GROUP PLC

TDL INFOMEDIA HOLDINGS PLC



Nine Month Results

TDL Infomedia reported turnover for the nine months to September 2003 of GBP66.2 million, up 7.4% from GBP61.7 million during the same period in 2002. Overall, the group published 118 directories during the first nine months of 2003 generating print revenues of GBP60.2 million, compared to the 118 directories published during the same period in 2002 and revenues of GBP55.8 million. Like for like revenues generated by the 117 directories published in both periods increased by 8.5% from GBP55.2 million in 2002 to GBP59.8 million in 2003.

Internet advertising revenues recognised in the accounts during the nine months to September increased by 3.9% from GBP3.4 million in 2002 to GBP3.5 million in 2003. Business Information revenues increased 6.8% to GBP5.2 million during the nine months to September 2003, up from GBP4.9 million during the same period in 2002.

Overall, like for like revenues increased by 8.1% during the nine months to 30 September, from GBP63.4 million in 2002 to GBP68.6 million in 2003.

Cost of sales for the nine months to September increased 6.4% from GBP25.3 million in 2002 to GBP26.9 million in 2003 as a result of the increase in revenues. Gross margins for the nine month period increased from 58.9% in 2002 to 59.3% in 2003.

Operating costs (excluding depreciation and amortisation) increased by 18.4% from GBP19.0 million during the nine months to September 2002 to GBP22.5 million during the same period in 2003, largely due to an additional GBP1.4 million invested in advertising during 2003. We anticipate full year advertising expenditure for 2003 to total approximately GBP2.0 million, up from GBP0.9 million in 2002. Further advertising increases are planned for 2004 as the television campaign launched during Q3 2003 is extended to support the re-launch in 2004 of the Thomson Local and ThomsonLocal.com print and online directories (discussed below). Other cost increases during the nine months to September 2003 include costs associated with the launch of WebFinder.com earlier in the year and headcount related costs increases during the year.

This increased advertising expenditure contributed to a 3.4% decrease in EBITDA for the nine months to September from GBP17.3 million in 2002 to GBP16.7 million in 2003.

The reduction in EBITDA during the period, together with a reduction in working capital inflows, contributed to a decrease in TDL Infomedia's net cash inflows before financing from GBP21.0 million during the nine months to 30 September 2002 to GBP19.7 million in 2003.


Re-Launch of Thomson Local and ThomsonLocal.com supported by advertising program

As noted above, 2004 will see the re-launch of the Thomson Local and ThomsonLocal.com print and online directories to include additional value added content and features. The additional investments in these products, together with the associated advertising, are projected to cost approximately
GBP6.0 million in 2004, a GBP4.0 million increase over 2003 costs.


Repurchase of 15.5% Senior Discount Notes due 2010

During the first quarter of 2003, TDL Infomedia Holdings plc accepted an offer to repurchase a portion of its outstanding 15.5% Senior Discount Notes
("the Notes"). On 10 February 2003 the Company completed the repurchase of US$785,000 in aggregate principal amount at maturity of the Notes. The repurchased Notes have been cancelled and may not be held, reissued or resold. Consequently, the aggregate principal amount at maturity of the Notes outstanding as at 30 September 2003 was US$11,275,000.


Demerger and change of control

On 1st April 2003 the Board of SEAT, the group's parent company, announced a partial demerger procedure ("scissione parziale") regulated by the Italian Civil Code and subsequently approved by shareholders of SEAT on 9th May, 2003. Pursuant to the demerger, which became effective on 1 August 2003, the directories, business information and directory assistance businesses of SEAT were transferred by way of demerger to a newly incorporated company named SEAT Pagine Gialle S.p.A. ("New SEAT").

On 11th June 2003, Telecom Italia S.p.A announced that, conditional on the demerger becoming fully effective pursuant to the relevant provisions of the Italian Civil Code, it had agreed to sell its shares in New SEAT to Silver srl, ("Silver") a company owned by a consortium comprising BC Partners, CVC Capital Partners, Permira and Investitori Associati. The sale was completed on 8 August 2003.

As a result of the aforementioned change of control, the group has refinanced its existing facility agreements from Telecom Italia Finance S.A. with two new facilities from New SEAT.

The GBP55.0 million Multicurrency Facility Agreement dated 10 September 2002 with Telecom Italia Finance S.A. has been refinanced by a new one year GBP55.0 million Multicurrency Facility Agreement dated 24 July 2003 with
New SEAT. On 30 July 2003, GBP15.4 million was drawn down under this new facility by TDL Infomedia Group plc.

The GBP55.0 million Facility Agreement dated 12 August 2002 between TDL Infomedia Limited, TDL Infomedia Holdings plc and Telecom Italia Finance S.A. has been refinanced by a new GBP55.0 million Facility Agreement dated 24 July 2003 with New SEAT, repayable in October 2010. On 30 July 2003, GBP43.0 million was drawn down under this facility by TDL Infomedia Holdings plc.

The table presented below reflects the consolidated operating results of both TDL Infomedia Group plc and TDL Infomedia Holdings plc for the three and nine months to 30 September 2002 and 2003:


										Three months	Nine months
										ended 30 Sept	ended 30 Sept
										2003	2002	2003	2002
Condensed Operating Statement			GBP'000	GBP'000	GBP'000	GBP'000

Turnover								27,411	25,327	66,211	61,669
Cost of sales						   (11,472)(10,593)(26,947)(25,323)

Gross profit							15,939	14,734	39,264	36,346
Operating costs						    (9,015)	(7,068)(22,541)(19,041)
Depreciation							  (596)   (569)	(1,738)	(1,706)
Amortisation							(3,531)	(3,531)(10,593)(10,593)

Operating profit						 2,797	 3,566	 4,392	 5,006


Condensed Operating Cashflow*
EBITDA									 6,924	 7,666	16,723	17,305
Working capital - (increase)/decrease	 1,770	 2,774	 5,292	 6,003
Capital Expenditure						 (374)	  (240)	  (698)	  (550)
Tax paid								 (855)	  (777) (1,572)	(1,766)

Cashflow before financing				 7,465	 9,423	19,745	20,992


Other data
Processed sales							21,320	18,947	71,312	63,543
Published internet advertising sales	 1,413	   973	 3,814	 3,325
Directories published (no.)					51	    51	   118	   118

* - The cashflow figures presented above are the consolidated operating cashflows of TDL Infomedia Holdings plc. The consolidated operating cashflows before financing of TDL Infomedia Group plc for the quarter and nine month period were GBP7,368,000 and GBP19,671,000 respectively.


EBITDA consists of operating profit before depreciation or amortisation. EBITDA is a widely accepted financial indicator of a company's ability to incur and service debt. EBITDA should not be considered by investors as an alternative to operating profit or profit on ordinary activities before taxation, as an indicator of our operating performance or as an alternative to cash flow from operating activities.




Summary results for TDL Infomedia Group plc and TDL Infomedia Holdings plc for the nine months to 30 September 2003 are presented at Appendix A.

This news release contains forward-looking statements about the company's future business prospects. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by such forward looking statements. Factors that may cause future results to differ materially from the company's current expectations include, among others: general economic conditions, the company's high level of indebtedness, the current regulatory environment and sales representative retention rates.


Thomson Directories Press Office
c/o Wyatt International
Contact Jonathan Pryor	+44 (0)121 693 9908
jpryor@wyatt-inter.co.uk


For further information contact:

Kevin Watson	+44 (0)1252 390504
Finance Director
kevin.watson@thomweb.co.uk

Penny Holt		+44 (0)1252 390588
Corporate Development Manager
penny.holt@thomweb.co.uk




The financial information contained in this announcement is unaudited. This announcement is not a full set of accounts within the meaning of s240 of the Companies Act 1985

These materials are not an offer of securities for sale in the United States. Securities may not be offered or sold into the United States absent registration under the U.S. Securities Act 1933 or an exemption there from.



TDL INFOMEDIA GROUP PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNT

Nine months to 30 September 2003


											Nine months		Nine months
											 	to				to
										    30 Sept 2003	30 Sept 2002
											   GBP'000			GBP'000

Turnover										66,211			61,669

Cost of sales								   (26,947)		   (25,323)

Gross profit									 39,264			36,346
Net operating expenses							(34,871)  	   (31,340)

Group operating profit							  4,393			 5,006

Interest receivable and similar income				 12				13

Interest payable and similar charges (note 1)	 (7,325)   	    (7,659)


Loss on ordinary activities before taxation	     (2,920)		(2,640)
Taxation on profit on ordinary activities	     (2,076) 		(2,902)

Loss on ordinary activities after taxation	     (4,996)		(5,542)
Dividends and appropriations	                    -	            -

Retained loss for the period	                 (4,996)		(5,542)

Note 1.  Includes amortisation of debt issue costs.


															Appendix A.2
TDL INFOMEDIA GROUP PLC

CONSOLIDATED BALANCE SHEET

As at 30 September 2003

												As at 		   As at
											30 Sept 2003    30 Sept 2002
 											   GBP'000		   GBP'000

Fixed assets
	Intangible assets 							153,039		   167,163
	Tangible assets	  							 11,489			11,943
Total fixed assets								164,528	       179,106

Current assets
 	Raw material paper stocks					   935		       722
	Work in progress							10,460			 9,537
	Debtors, amounts falling due:
		within one year							22,594			20,632
		after one year							 1,126				-
	Cash at bank and in hand	 				 6,005		       805
												41,120			31,696
Creditors: amounts falling due within one year
Bank borrowings								   (18,779)	   	   (26,751)
Other creditors								   (42,312)	       (38,354)
											   (61,091)	       (65,105)

Net current assets/(liabilities)			   (19,971)	  	   (33,409)

Total assets less current liabilities		   144,557		   145,697

Creditors: amounts falling due after one year
Senior Subordinated Notes					   (67,750)		   (67,750)
Deferred debt issue costs						 1,801			 2,479
Intercompany loans	         				   		 -	   		  (359)
											   (65,949)		   (65,630)
Provisions for liabilities and charges	  		   (70)	     	  (130)

Net assets	  									78,538	 		79,937

Capital and reserves
Called up share capital							   624			   624
Share premium account							61,833			61,833
Other reserves									40,000			40,000
Profit and loss account						   (23,919)		   (22,520)

Total equity shareholders' funds				78,538			79,937


															Appendix A.3

TDL INFOMEDIA GROUP PLC

CONSOLIDATED CASH FLOW STATEMENT

Nine months to 30 September 2003

											  Nine months	  Nine months
											   	  to			  to
											  30 Sept 2003	  30 Sept 2002
											     GBP'000		GBP'000

Net cash inflow from operating activities		22,041			23,308
Returns on investments and servicing of finance
	Interest received								 7				13
	Interest paid								(4,566)			(5,479)
Net cash outflow from returns on investments
	and servicing of finance					(4,559)			(5,466)

Taxation										(1,672)			(1,766)

Capital expenditure and financial investments
	Payments to acquire tangible fixed assets	  (698)	 		  (550)
Net cash outflow from capital expenditure
	and financial investments	 				  (698)	   		  (550)

Net cash inflow before financing and
	management of liquid resources				15,112			15,526

Financing
	Borrowings repaid						   (10,500)		   (15,500)
	Costs associated with the raising of debt   	(4)			  (342)
	Intercompany borrowings	     				   (99)	 		  (556)
Net cash outflow from financing				   (10,603)		   (16,398)

Management of liquid resources
	Decrease in term deposits	        			 -	        	 -
Net cash inflow from management of liquid resources	 -	         	 -

Increase/(decrease) in cash	 					 4,509			  (872)


RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS
Operating profit								 4,393			 5,006
Depreciation and amortisation					12,331			12,299
Increase in stock and work in progress			(3,265)			(2,394)
(Increase)/decrease in debtors					(1,485)		   	 1,643
Increase in creditors							10,067	 		 6,754

Net cash inflow from continuing
	operating activities						22,041			23,308




															Appendix A.4

TDL INFOMEDIA HOLDINGS PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNT

Nine months to 30 September 2003

											 Nine months	   Nine months
											  	  to				to
											 30 Sept 2003	   30 Sept 2002
											    GBP'000			 GBP'000

Turnover										66,211			61,669

Cost of sales								   (26,947)		   (25,323)

Gross profit									39,264			36,346
Net operating expenses						   (34,872)		   (31,340)

Group operating profit							 4,392			 5,006

Interest receivable and similar income				12				13

Interest payable and similar charges (note 1)  (10,328)		   (14,142)


Loss on ordinary activities before taxation		(5,924)			(9,123)
Taxation on profit on ordinary activities		(1,175)	  		(1,122)

Loss on ordinary activities after taxation		(7,099)		   (10,245)
Dividends and appropriations	          			 -	            -

Retained loss for the period					(7,099)		   (10,245)


Note 1. Includes the amortisation of debt issue costs and, in 2002, the premium paid on the repurchase of a portion of the 15.5% Senior Discount Notes.


															Appendix A.5
TDL INFOMEDIA HOLDINGS PLC

CONSOLIDATED BALANCE SHEET

As at 30 September 2003

												As at 		    As at
											 30 Sept 2003    30 Sept 2002
												 GBP'000		GBP'000


Fixed assets
	Intangible assets 							153,039		  	167,163
	Tangible assets	 							 11,489	  		 11,943
Total fixed assets								164,528			179,106

Current assets
	Raw material paper stocks						935				722
	Work in progress							 10,460			  9,537
	Debtors, amounts falling due:
		within one year							 22,594			 20,632
		after one year							  1,126				-
	Cash at bank and in hand					  6,005	    	    805
												 41,120			 31,696
Creditors: amounts falling due within one year
Bank borrowings									(19,573)		(26,751)
Other creditors									(34,195)		(33,474)
												(53,768)		(60,225)

Net current assets/(liabilities)				(12,648)		(28,529)

Total assets less current liabilities			151,880			150,577

Creditors: amounts falling due after one year
Senior Subordinated Notes						(67,750)	    (67,750)
Senior Discount Notes							 (5,781)	    (29,787)
Long term loan									(48,845)	    (11,832)
Deferred debt issue costs						  1,912			  3,206
Intercompany loans	           						 -	  		 (4,289)
											   (120,464)	   (110,452)
Provisions for liabilities and charges	    	    (70)	       (130)

Net assets										 31,346	 		 39,995

Capital and reserves
Called up share capital								397				397
Share premium account							 39,315			 39,315
Other reserves									 40,000			 40,000
Profit and loss account							(48,366)		(39,717)

Total equity shareholders' funds				 31,346			 39,995


															Appendix A.6

TDL INFOMEDIA HOLDINGS PLC

CONSOLIDATED CASH FLOW STATEMENT

Nine months to 30 September 2003
											 Nine months	   Nine months
											  	  to				to
											 30 Sept 2003	   30 Sept 2002
											    GBP'000			 GBP'000


Net cash inflow from operating activities		 22,015			23,308
Returns on investments and servicing of finance
	Interest received								  7				13
	Interest paid								 (5,814)		(5,479)
Net cash outflow from returns on investments
	and servicing of finance					 (5,807)		(5,466)

Taxation										 (1,572)		(1,766)

Capital expenditure and financial investments
	Payments to acquire tangible fixed assets	   (698)	   	  (550)
Net cash outflow from capital expenditure and
	financial investments	  					   (698)	      (550)

Net cash inflow before financing and management
	of liquid resources							 13,938			15,526

Financing
	Borrowings raised								398			11,832
	Borrowings repaid							(10,500)	   (15,500)
	Repurchase of Senior Discount Notes			   (398)	   (10,659)
	Costs associated with the repurchase
		of Senior Discount Notes   					(25)	    (1,173)
	Costs associated with the raising of debt      (291)	      (342)
	Intercompany borrowings	 					  1,387	          (556)
Net cash outflow from financing					 (9,429)	   (16,398)

Management of liquid resources
	Decrease in term deposits	          			 -	          -
Net cash inflow from management of liquid resources	 -	          -

Increase/(decrease) in cash						  4,509			  (872)



RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS
Operating profit								  4,392			 5,006
Depreciation and amortisation					 12,331			12,299
Increase in work in progress					 (3,265)	    (2,394)
(Increase)/decrease in debtors					 (1,485)	     1,643
Increase in creditors							 10,042	         6,754

Net cash inflow from continuing
	operating activities						 22,015			23,308